UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2011

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	001-07627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 21, 2011, the Board of Directors of Frontier Oil Corporation, a Wyoming corporation (the “Company” or “Frontier”), declared a special cash dividend of $0.28 per share and a quarterly cash dividend of $0.06 per share on its common stock.  Both dividends will be paid in cash on March 21, 2011 to the Company’s shareholders of record on March 7, 2011.

A copy of the press release announcing the dividends is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger will be submitted to Frontier’s shareholders for their consideration, and the issuance of Holly common stock in connection with the proposed merger will be submitted to Holly’s shareholders for their consideration.  Holly will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by Frontier and Holly to solicit the required approval of their shareholders in connection with the proposed merger and will constitute a prospectus of Holly. Frontier and Holly may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF FRONTIER AND HOLLY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Frontier and Holly, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Frontier will be available free of charge on Frontier’s website at www.frontieroil.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Frontier’s Investor Relations Department at (713) 688-9600. Copies of the documents filed with the SEC by Holly will be available free of charge on Holly’s website at www.hollycorp.com under the tab “Investors” or by contacting Holly’s Investor Relations Department at (214) 871-3555.

Frontier, Holly and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frontier and stockholders of Holder in connection with the proposed transaction. Information about the directors and executive officers of Frontier is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 22, 2010.  Information about the directors and executive officers of Holly is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 25, 2010.  These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Exhibit 9.01                      Financial Statements and Exhibits.

Exhibit No.                      Description of Exhibit

99.1	Frontier Oil Corporation press release dated February 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION
Date: February 22, 2011	By: /s/ Doug S. Aron Name: Doug S. Aron Title: Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.                      Description of Exhibit

99.1	Frontier Oil Corporation press release dated February 22, 2011.